Gibson, Dunn & Crutcher LLP 2029 Century Park East Los Angeles, CA 90067-3026 Tel 310.552.8500 www.gibsondunn.com Exhibit 5.1

March 30, 2016

Tejon Ranch Co.

Post Office Box 1000

Lebec, California 93243

Re:	Registration on Form S-8 of Additional Shares Under the Amended and Restated 1998 Stock Incentive Plan and the Amended and Restated Non-Employee Director Stock Incentive Plan

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”), of Tejon Ranch Co., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about March 30, 2016 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of (a) 800,000 additional shares of Company common stock, par value $0.50 (“Common Stock”), issuable to eligible employees and consultants of the Company under the Company’s Amended and Restated 1998 Stock Incentive Plan (the “1998 Plan”), and (b) 200,000 shares of Common Stock (the “Shares”), issuable to eligible non-employee directors of the Company under the Company’s Amended and Restated Non-Employee Director Stock Incentive Plan (the “Director Plan” and together with the “1998 Plan”, the “Plans”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, including such records of corporate proceedings of the Company, such certificates and assurances from public officials, officers and representatives of the Company, and such other documents as we have considered necessary or appropriate for the purpose of rendering this opinion.

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March 30, 2016

The Company has represented to us, and we assume for purposes of this opinion letter, that there are no agreements or understandings between or among the Company and any participants in the Plans that would expand, modify, or otherwise affect the terms of the Plans or the respective rights or obligations of the participants thereunder.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and sold in accordance with the terms set forth in the Registration Statement and the Plans, and, when (a) the Registration Statement has become effective under the Securities Act, (b) the pertinent provisions of any applicable state securities law have been complied with, and (c) in the case of options issued under the Plans, the Shares have been paid for, the Shares so issued will be validly issued and will be fully paid and nonassessable.

Our opinions set forth herein are limited to the effect of the present corporate laws of the State of Delaware and to the present judicial interpretations thereof and to the facts as they presently exist. Although we are not admitted to practice in the State of Delaware, we are familiar with the Delaware General Corporation Law and have made such investigation thereof as we deemed necessary for the purpose of rendering the opinion contained herein. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed or to revise or supplement these opinions in respect of any circumstances or events that occur subsequent to the date hereof.

Our opinions set forth herein are subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (b) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name appearing on the cover of the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,